Exhibit 3.1

CERTIFICATION

I, Jack L. Howard, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Steel Excel Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Jack L. Howard
Date: April 21, 2016	Jack L. Howard Vice Chairman